Exhibit 99.1

FOR IMMEDIATE RELEASE:

March 28, 2016

INTERNATIONAL ISOTOPES INC. ANNOUNCES 2015 4TH QUARTER AND YEAR END FINANCIAL RESULTS

The Company completes its second year in a row of positive cash flow from operating activities

IDAHO FALLS, IDAHO, March 28, 2016.  International Isotopes Inc. (OTCQB: INIS) (the “Company”) announces its financial results for the 4th quarter and fiscal year ended December 31, 2015.

Revenue

Total revenue in the 4th quarter of 2015 was $1,936,278 compared to $1,793,468 in the corresponding 4th quarter of 2014, an increase of approximately 8%.  The growth was led by our Radiological Services segment which saw sales increase to $513,668 in the fourth quarter of 2015 compared to $55,891 in the fourth quarter of 2014.  This gain was offset somewhat by declines in our Cobalt Products segment as global supplies of Cobalt- 60 continue to be very constrained, which is the direct result of an interruption in cobalt supply from the Department of Energy’s (DOE) Advanced Test Reactor that started in 2012.  Since that time, the Company has had only limited ability to procure cobalt from alternative sources.  With the Company’s execution of the new ten-year cobalt production agreement with the DOE in 2014, the Company will be able to once again ramp up revenue within this segment beginning in late 2017.  In the interim, the Company will continue its efforts to procure cobalt from alternative sources of supply and focus on recycling activities as a source of providing raw cobalt material for sealed source manufacture.

Total revenue for 2015 was $7,062,196, compared to $7,536,860 in 2014, which represents a decrease of approximately 6%. The decrease in revenue was primarily attributable to declines in Cobalt-60 product revenue which fell to $929,970 during 2015 from $1,791,906 in 2014, which was partially offset by growth in our Radiological Services segment which saw sales increase by approximately 90%, to $1,181,957 during 2015 compared to $621,431 in 2014.  The decline in Cobalt-60 revenue is believed to be a temporary phenomenon due to our DOE cobalt contract referenced above, and we expect revenue in this segment to be well above historical levels beginning in late 2017.

Research and Development

For the 4th quarter of 2015, we incurred $223,562 in Research and Development (R&D) spending on new products compared to $45,174 in the 4th quarter of 2014.  This represents approximately 11.5% of sales being spent on R&D during the 4th quarter of 2015.  We continue to advance and broaden the number of generic pharmaceutical products, and new radiochemical products, in our development pipeline as our cash flow permits.  For the fiscal year 2015, our total R&D spending nearly doubled to $821,453 compared to just $464,206 in 2014.

We continue to be hopeful that we can raise financing for our planned de-conversion facility in Hobbs, New Mexico when the timing is appropriate and when acceptable financing is available.  In the interim, the Company has limited further investment in the planned de-conversion facility and limited spending on the project to those expenses necessary to maintain licensing, and continued interactions with New Mexico and Lea County.  The Company plans to continue to defer further engineering work on the de-conversion project until it can secure additional contracts and adequate financing for the de-conversion project.

Net Loss

The Company’s 4th quarter net loss was $554,697 compared to $297,085 in the 4th quarter of 2014, and our net loss was $1,818,225 for all of 2015, compared to $1,545,077 in 2014.  The increase in net loss in the quarter and year ended December 31, 2015 is primarily the result of the Company’s increase in R&D spending during 2015 to develop additional pharmaceutical products.

Liquidity and Capital Resources

On December 31, 2015, we had cash and cash equivalents of $397,955 compared to $558,541 at December 31, 2014. Net cash provided by operating activities was $339,604 in 2015, compared to net cash provided in operating activities of $339,808 in 2014. This is the Company’s second year in a row of positive cash flow from operating activities.

Steve Laflin, President and CEO of the Company said, “I believe the Company’s completion of its second year in a row of positive cash flow produced from operating activities is a significant indicator of our improving business performance. While we did incur an increase in net loss in 2015 compared to 2014, that net loss was largely the result of our decision to increase research and development costs in order to develop new products.  As we have indicated in the past, we have been able to successfully balance our need to develop new products while managing our expenditures to sustain a positive cash flow.  We expect shareholders will see the first of those new products being submitted for U.S. Food and Drug Administration (FDA) approval in 2016.  We have obtained trademark registration of I3odine/MAXTM, our new sodium iodide (I-131) product to be sold as an oral solution or capsules for use in the treatment and diagnosis of various thyroid diseases, thyroid cancer, and hyperthyroidism, and for use in investigational and clinical trials for the treatment of breast, lung, prostate, and ovarian cancers.  We expect this to be the first of several new generic pharmaceutical products submitted to the FDA by the Company in the coming years.”

“In addition to the continued development of our plans for new pharmaceutical products within our Radiochemical Segment, we have also continued to make progress in the future expansion of our other major business segments in 2015.  For example:

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In our Nuclear Medicine Standards segment, we completed an expansion of the nuclear medicine product manufacturing area that will permit approximately a 40% increase in our production capacity;

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In our Cobalt Products segment, we were able to enter into several long-term supply agreements with customers for the purchase of Cobalt-60, which in some cases includes on-going services such as source manufacturing and source installation into therapy devices; and

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In our Radiological Services segment, we have been able to continue to obtain contracts from the DOE’s Orphan Source Recovery Program which resulted in a 90% increase in revenue within this segment during 2015 compared to 2014.

“We believe that all of these accomplishments, and our anticipated continued ability to sustain positive cash flow, puts the Company in an excellent position for continued improvement in business performance and revenue.”

International Isotopes Inc.
For the Quarters Ended December 31,

			$	%
	2015	2014	Change	Change
Sale of Product	$1,936,278	$1,793,468	$142,810	8%
Gross Profit	$647,843	$708,328	$(60,485)	-9%
Total Operating Expense	$922,566	$937,232	$(14,666)	-2%
Operating Loss Before Other Exp.	$(274,723)	$(228,904)	$(45,819)	20%
Other Expense	$279,974	$68,181	$211,793	311%

Net Loss	$(554,697)	$(297,085)	$(257,612)	87%

International Isotopes Inc.
Year Ended December 31,

			$	%
	2015	2014	Change	Change
Sale of Product	$7,062,196	$7,536,860	$(474,664)	-6%
Gross Profit	$2,702,962	$2,977,115	$(274,153)	-9%
Total Operating Expense	$4,144,620	$3,762,999	$381,621	10%
Operating Loss Before Other Exp.	$(1,441,658)	$(785,884)	$(655,774)	83%
Other Expense	$(384,322)	$(753,347)	$369,025	-49%

Net Loss	$(1,818,225)	$(1,545,077)	$(273,148)	18%

Net (Loss) Per Common Share	$0.00	$0.00

Weighted Ave. Sh. Outstanding	398,055,278	369,334,615

About International Isotopes Inc.

International Isotopes Inc. manufactures a full range of nuclear medicine calibration and reference standards, a variety of Cobalt-60 products, provides a wide selection of radioisotopes and radiochemicals for medical devices, calibration, clinical research, and industrial applications, and provides radiological services including source installation/removal, and decommissioning various radiation units on a contract basis to clients.

International Isotopes Inc. Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements with respect to our ability to further improve business performance including cash flows, the Company’s ability to deal with regulatory issues, the Company’s ability to launch new products, forecasts for revenue attributed to enhanced capabilities, and the Company’s ability to resume work on the depleted uranium de-conversion project.  Information contained in such forward-looking statements is based on current expectations and is subject to change.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of International Isotopes Inc. to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov, including its Annual Report on Form 10-K for the year ended December 31, 2015.  Investors, potential investors, and other readers, are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and International Isotopes, Inc. undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

FOR MORE INFORMATION, CONTACT:

David Drewitz

Creative Options Communications

Investor and Public Relations

david@creativeoptionscommunications.com

www.creativeoptionsmaketing.com

Phone:  972-814-5723

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